FORM 13F SUMMARY PAGE
                              AS OF DATE: 12/31/00



REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   114

FORM 13F INFORMATION TABLE VALUE TOTAL:   $415,336,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME